UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – AUGUST 20, 2012

MOBILE INTEGRATED SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 502, 25 Adelaide Street East
Toronto, Ontario, Canada M5C 3A1
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:  Entry into a Material Definitive Agreement.

Arrangement Agreement

On August 20, 2012, Mobile Integrated Systems, Inc. (the “Company”) and Quantitative Alpha Trading Inc. (“QAT,” and together with the Company, collectively, the “Parties,” and each a “Party”), along with 2338584 Ontario Inc., entered into a definitive Arrangement Agreement (the “Arrangement Agreement”) providing that the Company will acquire all of the outstanding common shares of QAT.  The consideration to be paid to QAT’s shareholders will be equal to 0.2222 of a share of the Company's common stock in exchange for each outstanding share of QAT (the “Transaction”).

The Parties intend to complete the Transaction by way of a plan of arrangement under the Business Corporations Act (Ontario).  The Parties have agreed to use their commercial best efforts to close the Transaction as soon as practicable, and in no event later than December 31, 2012.

The Arrangement Agreement contains customary terms and conditions for transactions of this nature, including that (i) no event or condition which has had, or is reasonable likely to have, a material adverse change on the condition (financial or otherwise) of the business or assets of either Party shall have occurred on or prior to the closing date; (ii) all regulatory and statutory requirements for closing of the Transaction shall have been fully satisfied, (iii) approval of the Transaction by the shareholders of QAT; (iv) approval of the Transaction by the Superior Court of Justice of Ontario; (v) all necessary third party consents have been obtained by QAT; and (vi) to the extent required by the Company, the relevant parties have agreed to amend the existing contractual employment arrangements.

To ensure that market liquidity is supported by the business plan, the Common Stock of the Company to be issued to the shareholders of QAT pursuant to the Transaction will be subject to restricted security provisions and will be released over a series of dates between 12 months and 24 months following the date of closing, as follows.

•	1/5 to be released on the 12 month anniversary of the closing date;
•	1/5 to be released on the 15 month anniversary of the closing date;
•	1/5 to be released on the 18 month anniversary of the closing date;
•	1/5 to be released on the 21 month anniversary of the closing date; and
•	1/5 to be released on the 24 month anniversary of the closing date.

Todd Halpern and Alan Ralph, two members of the Company’s Board of Directors, are also affiliated with QAT, and as such each has recused himself from any and all deliberations regarding the Transaction.  The Company and QAT established Special Committees each comprised of two independent directors to evaluate the transaction ("Special Committee").  The Board of Directors of each of the Parties approved the Transaction based on a positive recommendation by their respective Special Committees.

Bridge Loan Agreement

The Company and QAT have entered into a Bridge Loan Agreement, dated as of August 20, 2012 (the “Bridge Loan Agreement”) pursuant to which the Company has agreed to provide a first priority secured bridge loan to QAT to a maximum amount of CDN $800,000 in order to assist QAT in meeting its normal course obligations until the closing of the Transaction.

Technology License and Commercialization Agreement

The Parties have entered into a perpetual worldwide Technology License and Commercialization Agreement to develop QAT software and market all of QAT's products, dated as of August 17, 2012 (the “Commercialization Agreement”).  QAT has granted the Company a royalty-free license to use, modify, market, distribute, offer for sale, promote and otherwise fully exploit QAT’s products, subject to the terms of the Commercialization Agreement.

Item 3.02:  Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this is incorporated by reference into this Item 3.02.

Item 8.01:  Other Events.

Press Release Regarding the Transaction

On August 21, 2012, the Company issued a press release announcing the execution of the Arrangement Agreement, the Commercialization Agreement and the Bridge Loan.

Forward-Looking Statements

This Report and press release filed herewith contain "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Such forward-looking statements are inherently uncertain. Our actual results may vary materially from those expressed in any forward-looking statements as a result of various factors and uncertainties. Neither the Company nor QAT can provide assurances that any prospective matters described in this Report or the press release filed herewith will close or will be successfully completed or that the Company or QAT will realize the anticipated benefits of any aspect of the Transaction. There is a specific risk that conditions to closing the Transaction described in this Report or the press release filed herewith will not be met and as a result that the Transaction may not close on the basis described herein or at all.  Various risk factors that may affect our business, results of operations and financial condition are detailed from time to time in the Annual Report on Form 10-K and in the Current Reports on Form 8-K and other filings made by the Company with the U.S. Securities & Exchange Commission. The Company and QAT undertake no obligation to update information contained in this Report or the press release filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit.

Exhibit 99.1	Press Release dated August 21, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOBILE INTEGRATED SYSTEMS, INC.

By:	/s/ Murray Simser
Name: Murray Simser
Title: Chief Executive Officer

Date:    August 21, 2012